EXHIBIT 23.1


                      INDEPENDENT AUDITORS' CONSENT
                      -----------------------------





The Board of Directors
Century Telephone Enterprises, Inc.:


We consent to incorporation by reference in the Registration Statement (No. 33-46562) on Form S-8 of Century Telephone Enterprises, Inc. of our report dated June 12, 1998, relating to the statements of assets available for benefits with fund information of Century Telephone Enterprises, Inc. Retirement Savings Plan for Bargaining Unit Employees and Trust as of December 31, 1997 and 1996, and the related statement of changes in assets available for benefits with fund information for the year ended December 31, 1997, and related financial statement schedules as of and for the year ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 11-K of Century Telephone Enterprises, Inc. Retirement Savings Plan for Bargaining Unit Employees and Trust.



KPMG PEAT MARWICK LLP

/s/ KPMG PEAT MARWICK LLP

Shreveport, Louisiana
June 25, 1998